Exhibit 99.8

PROXY CARD

EF Hutton Acquisition Corporation I

24 Shipyard Drive, Suite 102

Hingham, MA 02043

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

EF HUTTON ACQUISITION CORPORATION I

The undersigned hereby appoints Benjamin Piggott as proxy (the “proxy”), with full power to act, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all common stock of EF Hutton Acquisition Corporation I (“EFHAC”) held of record by the undersigned on [  ], 2023 at the special meeting of stockholders to be held on [  ], 2023 at [  ] a.m., Eastern Time, or any postponement or adjournment thereof (the “Special Meeting”) in a virtual meeting format at https://[   ]. Due to the public health concerns relating to the COVID-19 pandemic, after careful consideration, EFHAC has determined that the Special Meeting will be a virtual meeting conducted exclusively via live webcast to facilitate stockholder attendance and participation while safeguarding the health and safety of EFHAC’s stockholders, board of directors and management. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Special Meeting, or any postponement or adjournment thereof. Defined terms used but not defined in this proxy card have the meanings ascribed to them in the proxy statement/prospectus.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7 BELOW. EFHAC’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal 1. Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the merger agreement, dated as of March 3, 2023 (the “Merger Agreement”), by and among EFHAC, Humble Imports, Inc. d/b/a ECD Auto Design, a Florida corporation (“ECD”), ECD Auto Design UK, Ltd., an England and Wales corporation (the “ECD UK”), EFHAC Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of EFHAC (“Merger Sub”) and Scott Wallace, as the Securityholder Representative, pursuant to which Merger Sub will merge with and into ECD, with ECD surviving the merger as a wholly-owned subsidiary of EFHAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, EFHAC will be renamed “ECD Automotive Design, Inc.” or such other name designated by ECD by notice to EFHAC;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2. NTA Requirement Amendment Proposal — to consider and vote upon a proposal to approve an amendment (the “NTA Requirement Amendment”) to the Amended and Restated Certificate of Incorporation of EFHAC to expand the methods that EFHAC may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission (the “SEC”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3. Charter Amendment Proposal — to consider and vote upon a proposal to approve the Second Amended and Restated Certificate of Incorporation of EFHAC;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal 4. Advisory Proposal — to consider and vote, on a non-binding advisory basis, upon four separate governance proposals relating to material differences between EFHAC’s Current Charter and the Amended Charter to be in effect upon the completion of the Business Combination in accordance with the requirements of the SEC;

Advisory Proposal A – to increase the number of shares of common stock that the Combined Company is authorized to issue from 100,000,000 shares to 1,010,000,000 shares, consisting of 1,000,000,000 shares of the Combined Company Common Stock and 10,000,000 shares of preferred stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Proposal B – to change the number of classes of directors from one class to three classes with staggered terms;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Proposal C – to change EFHAC’s name to “ECD Automotive Design, Inc.” or such other name designated by ECD by notice to EFHAC;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Advisory Proposal D –to remove the various provisions from the Current Charter applicable only to special purpose acquisition companies;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5. Nasdaq Proposal — to consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of the common stock, par value $0.0001 per share, of EFHAC (the “Common Stock”) and the resulting change in control in connection with the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6. Plan Proposal — to consider and vote upon a proposal to approve EFHAC’s 2023 Equity Incentive Plan; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal 7. Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the EFHAC Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals in the event EFHAC does not receive the requisite stockholder vote to approve the proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.